EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT*



                                                   JURISDICTION OF
                                                    INCORPORATION
                                                  ----------------
Constellation Holdings, Inc. ..................       Maryland
Constellation Investments, Inc. ...............       Maryland
Constellation Power, Inc. .....................       Maryland
Constellation Real Estate Group, Inc. .........       Maryland
Constellation Enterprises, Inc. ...............       Maryland
Constellation Power Source, Inc. ..............       Delaware
Constellation Energy Source, Inc. .............       Delaware
Safe Harbor Water Power Corporation ...........     Pennsylvania
BGE Home Products & Services, Inc. ............       Maryland
BGE Capital Trust I ...........................       Delaware

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* The names of certain indirectly owned subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary pursuant to Rule 1-02(w) of Regulation S-X.


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